SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2004

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)

555 Brooksbank Avenue

North Vancouver, British Columbia V7J 3S5
And
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)

(604) 983-5555

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

      On September 28, 2004, Lions Gate Entertainment Corp. issued a press release announcing that it proposes to raise between US$125,000,000 and US$150,000,000 in gross proceeds through a private placement of convertible senior subordinated notes due 2024 of its subsidiary Lions Gate Entertainment Inc. The offering will include (a) US$125,000,000 aggregate principal amount of notes and (b) up to US$25,000,000 additional aggregate principal amount of notes if the Initial Purchaser exercises its option to purchase additional notes. Such private placement includes a guarantee by Lions Gate Entertainment Corp. A copy of the press release relating to this agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

      In connection with such offering and sale we have updated the risk factors related to our business from our previous filings. A copy of the updated risk factors related to our business is attached hereto as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

      (c) Exhibits.

99.1	Press release dated September 28, 2004
99.2	Risks related to our business

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ JAMES KEEGAN

Name: James Keegan
Title: Chief Financial Officer

Date: September 28, 2004

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